EXHIBIT 13

             CONSENT OF TANNER + CO., COMPANY'S INDEPENDENT AUDITORS
                     FOR THE YEARS ENDING DECEMBER 31, 2001,
                    DECEMBER 31, 2000, AND DECEMBER 31, 1999

                           FILED IN ELECTRONIC FORMAT


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                                   EXHIBIT 13






                          INDEPENDENT AUDITORS' CONSENT



Utah Medical Products, Inc.

         We consent to the incorporation by reference in Registration Statement Nos. 33-24781, 33-44100, 33-89394, and 33-89434 of Utah Medical Products, Inc.
on Forms S-8 of our report dated January 15, 2002, appearing in this Annual Report on Form 10-K of Utah Medical Products, Inc. for the years ended December 31, 2001, December 31, 2000, and December 31, 1999



 /s/ Tanner + Co.


Salt Lake City, Utah
March 25, 2002